Exhibit 32          CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFCIER
            PURSUANT TO 18 U.S.C. Section 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly Report of TheraBiogen, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Kelly T. Hickel, Chief Executive Officer and Robert Hipple, Manager of CF Consulting, LLC, principal financial officer, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all Material respects, the financial condition and result of operations of the Company.

December 9, 2008

/s/ Kelly T. Hickel
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Kelly T. Hickel
Chief Executive Officer

/s/ Robert Hipple
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Robert Hipple, Manager
CF Consulting, LLC
Principal Financial Officer